Exhibit 31.1

CERTIFICATION

I, Stephen T. Lundy certify that:

1.	I have reviewed this annual report on Form 10-K/A of AspenBio Pharma, Inc. (the “Registrant”);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 9, 2012
/s/ Stephen T. Lundy
Stephen T. Lundy, Chief Executive Officer PRINCIPAL EXECUTIVE OFFICER